UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 30, 2015

NOBILIS HEALTH CORP.
(Exact name of registrant as specified in its charter)

British Columbia	001-37349	98-1188172
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

11700 Katy Freeway, Suite 300, Houston, Texas	77079
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 355-8614

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 30, 2015, Northstar Healthcare Acquisitions, LLC (“Northstar”), a Delaware limited liability company and a wholly-owned subsidiary of Nobilis Health Corp. (the “Company”), entered into the Third Amendment to Credit Agreement by and among Northstar, Healthcare Financial Solutions, LLC (as successor in interest to General Electric Capital Corporation and hereinafter referred to as “Healthcare Financial”), and other Credit Parties named therein (the “Third Amendment”), and the Conditional Waiver Letter Agreement by and between Northstar and Healthcare Financial (the “Waiver Letter”). The Third Amendment amended the form of the Compliance Certificate set forth in the Credit Agreement. Under the Waiver Letter, Healthcare Financial granted Northstar additional time to submit financial statements for fiscal quarters ended June 30, 2015 and September 30, 2015, and to join to the Credit Agreement two new subsidiaries of the Company.

The foregoing descriptions of the Third Amendment and the Waiver Letter do not purport to be complete and are qualified in their entirety by reference to the complete text of each agreement, the copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description of Exhibit

10.1	Third Amendment to Credit Agreement dated as of November 30, 2015, by and among Northstar Healthcare Acquisitions, LLC, the other Credit Parties named therein, and Healthcare Financial Solutions, LLC

10.2	Conditional Waiver Letter Agreement dated as of November 30, 2015, by and between Northstar Healthcare Acquisitions, LLC, and Healthcare Financial Solutions, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBILIS HEALTH CORP.

/s/ Kenneth Klein
Kenneth Klein
Chief Financial Officer

Date: December 3, 2015

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

10.1	Third Amendment to Credit Agreement dated as of November 30, 2015, by and among Northstar Healthcare Acquisitions, LLC, the other Credit Parties named therein, and Healthcare Financial Solutions, LLC

10.2	Conditional Waiver Letter Agreement dated as of November 30, 2015, by and between Northstar Healthcare Acquisitions, LLC, and Healthcare Financial Solutions, LLC